UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2009

                                    DVL, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                   1-8356                      13-2892858
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(State or other jurisdiction       (Commission                (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)

70 East 55th Street, 7th Floor, New York, NY                       10022
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  (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code (212) 350-9900

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      DVL Mortgage Holdings, LLC ("DVL Holdings"), a wholly-owned subsidiary of DVL, Inc. (the "Company"), entered into a Loan Agreement, effective April 24, 2009 (the "Agreement") with Harleysville National Bank and Trust Company ("Harleysville Bank"), pursuant to which the Company borrowed an aggregate principal amount of $2,200,000 (the "Principal Amount") evidenced by a Term Note (the "Note"). DVL Holdings used a portion of the Principal Amount to repay the outstanding borrowings under the Prior Loan Agreement (as defined below). The Principal Amount outstanding under the Note bears interest at an annual rate of LIBOR plus 4% with interest payable monthly and the loan self amortizes with a portion of the principal payable monthly through February 1, 2014 (the "Maturity Date") in the amounts as specified in the Note. The Principal Amount of the Note may be prepaid without penalty. The Agreement and the Note contain customary terms and provisions, including default provisions.

      Pursuant to the Agreement, the repayment of the Note is secured by certain collateral assignments from DVL Holdings to Harleysville Bank with respect to mortgage notes and mortgages held by DVL Holdings with respect to mortgage financings provided to affiliated limited partnerships. Additionally, the Company guaranteed the obligations of DVL Holdings under the Agreement, the Note and related loan documents.

Item 1.02 Termination of a Material Definitive Agreement

      On April 24, 2009, borrowings under the Agreement were used to repay all outstanding borrowings and obligations of DVL Holdings under the Loan Agreement, dated December 28, 2004 (and subsequently recast in January 2009) (the "Prior Loan Agreement"), between DVL Holdings and Harleysville Bank for an aggregate principal amount of $1.4 million. All outstanding principal together with accrued and unpaid interest under the Prior Loan Agreement was $1,204,000. The Prior Loan was to become due on April 30, 2009, however, in connection with the repayment described above, the Prior Loan Agreement and related loan documents were terminated on April 24, 2009.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The information contained in Item 1.01 is incorporated herein by reference.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DVL, INC.


                                          By: /s/ Henry Swain
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                                              Name:  Henry Swain
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

Date: April 30, 2009